                                  EXHIBIT 21.2

                  Subsidiaries and Joint Ventures of Registrant
             TB Wood's Corporation, Subsidiaries, and Joint Ventures
                                December 29, 2000

Registrant:    TB Wood's Corporation
               Delaware

       Subsidiary:     TB Wood's Incorporated
                       Pennsylvania
                  Subsidiaries:      Plant Engineering Consultants, Incorporated
                                     Tennessee

                                     T. B. Wood's Canada Ltd.
                                     Canada

                                     TB Wood's Mexico, S.A. de C.V.
                                     Mexico

                                     Berges electronic GmbH
                                     Germany

                                     Berges electronic, S.r.l.
                                     Italy

                                     TB Wood's (Deutschland) GmbH
                                     Germany

                                     TB Wood's Foreign Investment Company
                                     Delaware

                                     TB Wood's Foreign Sales Corporation
                                     Delaware
                  Joint Ventures

                                     TB Wood's (India) Private Ltd.
                                     India

                                     TBWE Belt Drive Components LP
                                     Pennsylvania

                                     TBWE Belt Drive Systems LLC
                                     Pennsylvania




                                       53